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                                EXHIBIT 24 (i)

              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1997, except for Note 7, as to which the date is February 24, 1997, with respect to the consolidated financial statements of Hampshire Funding, Inc and Subsidiary for the year ended December 31, 1996, included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Hampshire Funding, Inc. and Subsidiary.

                                                       ERNST & YOUNG LLP


Boston, Massachusetts


March 31, 1997